Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2014 (except for the last paragraph of Note 1, as to which the date is July 14, 2014) in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-196494) and related Prospectus of CareDx, Inc. for the registration of 3,125,000 shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

July 15, 2014